EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated February 25, 2011, relating to the financial statements and financial statement schedules of Hartford Life Insurance Company (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for variable interest entities and embedded credit derivatives as required by accounting guidance adopted in 2010, for other-than-temporary impairments as required by accounting guidance adopted in 2009, and for the fair value measurement of financial instruments as required by accounting guidance adopted in 2008) appearing in this Annual Report on Form 10-K of Hartford Life Insurance Company for the year ended December 31, 2010.
Form S-3 Registration Nos.
333-133693
333-133694
333-133695
333-133707
333-157272
333-163640
333-165129
DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 25, 2011